Exhibit 1.01

Conflict Minerals Report of PMC-Sierra, Inc.

For the Year Ended December 31, 2014

We have made statements in this conflict minerals report that may constitute forward-looking statements about our plans to take additional actions or to implement additional policies or procedures with respect to our due diligence efforts to determine the origin of certain minerals contained in our products.  We undertake no obligation to publically update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report.

Introduction

This is the Conflict Minerals Report of PMC-Sierra, Inc. (the “Company,” “PMC,” “we” and “our”) for calendar year 2014 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended.  A copy of this Conflict Minerals Report is publicly available on our website at www.pmcs.com.

PMC is a semiconductor and software solution innovator transforming networks that connect, move, and store Big Data.  PMC designs, develops, markets and supports semiconductor, embedded software, and board level solutions by integrating its mixed-signal, software and systems expertise through a network of offices in North America, Europe and Asia.  As a fabless company, PMC does not manufacture its products.  Instead, PMC contracts with independent merchant foundries for the production of the silicon wafers and with separate, independent assemblers for the package and assembly of our products.

PMC is committed to human rights around the world. Our suppliers must not use forced labor, whether indentured, bonded, prison or obtained through slavery and human trafficking (including forced child labor).  PMC monitors its supply chain for the use of so-called "conflict minerals," including tin, tungsten, tantalum, and gold, sourced from the Democratic Republic of the Congo and adjoining countries that finance or benefit armed groups and has been working diligently with its suppliers to identify conflict-free sources for those minerals.

Reasonable Country of Origin Inquiry

PMC has identified tin, tungsten, tantalum and gold (“Conflict Minerals”) as necessary to the functionality or production of our Adaptec by PMC board products (“Adaptec”) and integrated circuit (“IC”) products.

The Conflict Mineral supply chain is divided into upstream (from the mine to the smelter or refiner) and downstream (from smelters or refiners to retailers) companies.  Upstream companies include miners, local traders, exporters from the country of mineral origin, international concentrate traders, mineral re-processors and smelters or refiners.  Downstream companies include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers, and retailers.

As a fabless company, PMC is a downstream company and our position in the supply chain is several steps removed from the mining of Conflict Minerals.  We do not purchase or source the raw materials used in our products and do not have direct visibility into or control over the original sources of the Conflict Minerals contained in our products.

Our reasonable country of origin inquiry (“RCOI”) required us to survey all of our suppliers and original manufacturers of parts and materials that contain conflict minerals (collectively, “Suppliers”) to determine whether the Conflict Minerals contained in our products are sourced from the Democratic Republic of the Congo and adjoining countries (“Covered Countries”).  Such survey was based on the conflict minerals reporting template developed by the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative (“EICC/GeSI”).

In response to our 2014 reporting period RCOI, our Suppliers indicated that they source Conflict Minerals from 246 smelters and refiners (collectively, “Smelters”) and that some of those Smelters are located in the Covered Countries.  We therefore exercised due diligence to determine the source and chain of custody of such Conflict Minerals.

Due Diligence

As a downstream purchaser of products that contain Conflict Minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary Conflict Minerals. Our due diligence measures have been designed to conform, in all material respects, with the framework in the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.

Our due diligence measures included the following:

•	We maintained a conflict minerals compliance team with representatives from the operations, finance and legal departments to lead and oversee PMC’s Conflict Minerals compliance plan.

•

We developed a disclosure cooperation and compliance clause to include in our commercial contracts and written agreements that requires our Suppliers to make available to PMC full material declarations that identify the sources and amount of all Conflict Minerals contained in the materials or products provided by those Suppliers.

•

Assent Compliance Inc. (“Assent”), a third party consultant, continued to assist PMC in implementing our conflict minerals compliance plan by providing access to a library of publications, training materials, reporting software and master compliance database which includes a report of publicly available corporate EICC/GeSI forms and PMC’s RCOI survey completion status.

•	We used Assent’s services to issue the EICC/GeSI Conflict Minerals Reporting survey template to all of our Suppliers, to record and store all responses, and to assist in any necessary follow-up.

•	We reviewed all survey responses and we directly, or indirectly through the use of Assent’s services, conducted follow-up inquiries for responses that were vague, incomplete or otherwise unreliable.

•

We joined the Conflict-Free Sourcing Initiative (“CFSI”) through which we gained access to non-public RCOI information associated with Smelter facilities and a list of Smelters that have been identified as “conflict free” by the EICC/GeSI Conflict Free Smelter (CFS) Program.  We used CFSI’s conflict free Smelters list to help us to confirm or identify the status of all the Smelters used by our Suppliers during the reporting period.

Results of Due Diligence

We determined that of the 246 Smelters of Conflict Minerals identified in our RCOI survey listed in Appendix I below, 165 Smelters have been certified as conflict free by the CFS Program. The remaining 81 Smelters are not certified conflict free.  The following table contains the CFSI certified conflict free Smelters by minerals type:

Smelters and refiners verified as conflict free*
Gold	61 of 103	59%
Tantalum	39 of 39	100%
Tin	34 of 72	47%
Tungsten	31 of 32	97%
Total	165 of 246	67%

*Note that the data above was obtained from the non-public (member only access) CFSI Data Exchange Forum as of April 30, 2015.

With respect to the 81 Smelters that are not certified conflict free at this time by the CFS Program, we conducted Internet research and have been unable to determine the mine or location of origin of the Conflict Minerals processed by those Smelters or whether such Conflict Minerals directly or indirectly financed or benefited armed groups in the Covered Countries.  However, based on the information provided by our Suppliers, as well as from the CFSI RCOI data, we believe that the countries of origin of the Conflict Minerals contained in our products include the countries listed in Appendix II below, as well as recycled and scrap sources.

Determination

On the basis of the due diligences measures described above, we do not have sufficient information to conclusively determine the countries of origin of all of the Conflict Minerals or whether the Conflict Minerals contained in our products directly or indirectly finance or benefit armed groups in the Covered Countries or are from recycled or scrap sources.

Future Due Diligence Measures

We intend to take the following steps to further mitigate any risk that the necessary Conflict Minerals in our products could directly or indirectly finance or benefit armed groups in the Covered Countries:

•	Continue including a Conflict Minerals disclosure cooperation and compliance clause in new and renewed commercial contracts and written agreements with Suppliers.

•	Continue engaging with our Suppliers to obtain current, accurate and complete information in their RCOI survey responses.

•

Continue to review and evaluate the origin of Conflict Minerals used in our products.  Our Supplier audit review checklist includes a section to check our Suppliers’ documented conflict free sourcing policy and to check if the Supplier source from Smelters that have been identified as “conflict free” by the CFS Program.

•

Continue monitoring Suppliers with Smelter facilities that are not participating in the EICC/GeSI CFS Program and provide those Suppliers with supply chain sources that are conflict free certified Smelters as determined by the EICC/GeSI CFS Program.

•	Continue supporting industry efforts to exert pressure on our Suppliers to influence Smelters to participate in the EICC/GeSI CFS Program.

•

Continue monitoring our supply chain activities, keeping current with changes or updates in Conflict Minerals laws, rules and regulations, and updating our related policies and procedures as appropriate.

Appendix I

	Mineral	Smelter Name	Smelter Country
1	Gold	Aida Chemical Industries Co. Ltd.	Japan
2	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
3	Gold	Almalyk Mining and Metallurgical Complex	Uzbekistan
4	Gold	AngloGold Ashanti Córrego do Sítio Minerção	Brazil
5	Gold	Argor-Heraeus SA	Switzerland
6	Gold	Asahi Pretec Corporation	Japan
7	Gold	Asaka Riken Co Ltd	Japan
8	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
9	Gold	Aurubis AG	Germany
10	Gold	Bangko Sentral ng Pilipinas	Philippines
11	Gold	Bauer Walser AG	Germany
12	Gold	Boliden AB	Sweden
13	Gold	C. Hafner GmbH + Co. KG	Germany
14	Gold	Caridad	Mexico
15	Gold	CCR Refinery – Glencore Canada Corporation	Canada
16	Gold	Cendres + Métaux SA	Switzerland
17	Gold	Chimet S.p.A.	Italy
18	Gold	Chugai Mining	Japan
19	Gold	Daejin Indus Co. Ltd	South Korea
20	Gold	Daye Non-Ferrous Metals Mining Ltd.	China
21	Gold	Do Sung Corporation	South Korea
22	Gold	Doduco	Germany
23	Gold	Dowa	Japan
24	Gold	Eco-System Recycling Co., Ltd.	Japan
25	Gold	FSE Novosibirsk Refinery	Russia
26	Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
27	Gold	Guangdong Jinding Gold Limited	China
28	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
29	Gold	Heimerle + Meule GmbH	Germany
30	Gold	Heraeus Ltd. Hong Kong	Hong Kong
31	Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
32	Gold	Hunan Chenzhou Mining Group Co., Ltd.	China
33	Gold	Hwasung CJ Co. Ltd	South Korea
34	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
35	Gold	Ishifuku Metal Industry Co., Ltd.	Japan
36	Gold	Istanbul Gold Refinery	Turkey
37	Gold	Japan Mint	Japan
38	Gold	Jiangxi Copper Company Limited	China
39	Gold	Johnson Matthey Inc	United States of America
40	Gold	Johnson Matthey Ltd	Canada
41	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia
42	Gold	JSC Uralelectromed	Russia
43	Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
44	Gold	Kazzinc Ltd	Kazakhstan
45	Gold	Kennecott Utah Copper LLC	United States of America
46	Gold	Kojima Chemicals Co., Ltd	Japan
47	Gold	Korea Metal Co. Ltd	South Korea
48	Gold	Kyrgyzaltyn JSC	Kyrgyzstan
49	Gold	L' azurde Company For Jewelry	Saudi Arabia
50	Gold	Lingbao Gold Company Limited	China

	Mineral	Smelter Name	Smelter Country
51	Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
52	Gold	LS-NIKKO Copper Inc.	South Korea
53	Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China
54	Gold	Materion	United States of America
55	Gold	Matsuda Sangyo Co., Ltd.	Japan
56	Gold	Metalor Technologies Ltd	Hong Kong
57	Gold	Metalor Technologies Pte. Ltd.	Singapore
58	Gold	Metalor Technologies SA	Switzerland
59	Gold	Metalor USA Refining Corporation	United States of America
60	Gold	Met-Mex Peñoles, S.A.	Mexico
61	Gold	Mitsubishi Materials Corporation	Japan
62	Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
63	Gold	Moscow Special Alloys Processing Plant	Russia
64	Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
65	Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
66	Gold	Nihon Material Co. LTD	Japan
67	Gold	Ohio Precious Metals, LLC	United States of America
68	Gold	Ohura Precious Metal Industry Co., Ltd	Japan
69	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant”	Russia
70	Gold	OJSC Kolyma Refinery	Russia
71	Gold	PAMP SA	Switzerland
72	Gold	Penglai Penggang Gold Industry Co Ltd	China
73	Gold	Prioksky Plant of Non-Ferrous Metals	Russia
74	Gold	PT Aneka Tambang Tbk	Indonesia
75	Gold	PX Précinox SA	Switzerland
76	Gold	Rand Refinery Ltd	South Africa
77	Gold	Royal Canadian Mint	Canada
78	Gold	Sabin Metal Corp.	United States of America
79	Gold	Samduck Precious Metals	South Korea
80	Gold	SAMWON METALS Corp.	South Korea
81	Gold	Schone Edelmetaal	Netherlands
82	Gold	SEMPSA Joyería Platería SA	Spain
83	Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
84	Gold	So Accurate Group, Inc.	United States of America
85	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia
86	Gold	Solar Applied Materials Technology Corp.	Taiwan
87	Gold	Sumitomo Metal Mining Co., Ltd.	Japan
88	Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
89	Gold	The Great Wall Gold and Silver Refinery of China	China
90	Gold	The Refinery of Shandong Gold Mining Co. Ltd	China
91	Gold	Tokuriki Honten Co., Ltd	Japan
92	Gold	Torecom	South Korea
93	Gold	Umicore Brasil Ltda	Brazil
94	Gold	Umicore Precious Metals Thailand	Thailand
95	Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
96	Gold	United Precious Metal Refining, Inc.	United States of America
97	Gold	Valcambi SA	Switzerland
98	Gold	Western Australian Mint trading as The Perth Mint	Australia
99	Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	Japan
100	Gold	Yokohama Metal Co Ltd	Japan

	Mineral	Smelter Name	Smelter Country
101	Gold	Yunnan Copper Industry Co Ltd	China
102	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
103	Gold	Zijin Mining Group Co. Ltd	China
104	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
105	Tantalum	Conghua Tantalum and Niobium Smeltry	China
106	Tantalum	Duoluoshan	China
107	Tantalum	Exotech Inc.	United States of America
108	Tantalum	F&X Electro-Materials Ltd.	China
109	Tantalum	Global Advanced Metals Aizu	Japan
110	Tantalum	Global Advanced Metals Boyertown	United States of America
111	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
112	Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
113	Tantalum	H.C. Starck Co., Ltd.	Thailand
114	Tantalum	H.C. Starck GmbH Goslar	Germany
115	Tantalum	H.C. Starck GmbH Laufenburg	Germany
116	Tantalum	H.C. Starck Hermsdorf GmbH	Germany
117	Tantalum	H.C. Starck Inc.	United States of America
118	Tantalum	H.C. Starck Ltd.	Japan
119	Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
120	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
121	Tantalum	Hi-Temp	United States of America
122	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
123	Tantalum	Jiujiang Tanbre Co., Ltd.	China
124	Tantalum	KEMET Blue Metals	Mexico
125	Tantalum	KEMET Blue Powder	United States of America
126	Tantalum	King-Tan Tantalum Industry Ltd	China
127	Tantalum	LSM Brasil S.A.	Brazil
128	Tantalum	Metallurgical Products India Ltd.	India
129	Tantalum	Mineração Taboca S.A.	Brazil
130	Tantalum	Mitsui Mining & Smelting	Japan
131	Tantalum	Molycorp Silmet A.S.	Estonia
132	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
133	Tantalum	Plansee SE Liezen	Austria
134	Tantalum	Plansee SE Reutte	Austria
135	Tantalum	QuantumClean	United States of America
136	Tantalum	RFH Tantalum Smeltry Co., Ltd	China
137	Tantalum	Solikamsk Magnesium Works OAO	Russia
138	Tantalum	Taki Chemicals	Japan
139	Tantalum	Telex	United States of America
140	Tantalum	Ulba	Kazakhstan
141	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	China
142	Tantalum	Zhuzhou Cement Carbide	China
143	Tin	Alpha	United States of America
144	Tin	China Rare Metal Materials Company	China
145	Tin	China Tin Group Co., Ltd.	China
146	Tin	CNMC PGMA Co. Ltd.	China
147	Tin	Cooper Santa	Brazil
148	Tin	CV Gita Pesona	Indonesia
149	Tin	CV JusTindo	Indonesia
150	Tin	CV Makmur Jaya	Indonesia

	Mineral	Smelter Name	Smelter Country
151	Tin	CV Nurjanah	Indonesia
152	Tin	CV Serumpun Sebalai	Indonesia
153	Tin	CV United Smelting	Indonesia
154	Tin	Dowa	Japan
155	Tin	EM Vinto	Bolivia
156	Tin	Estanho de Rondônia S.A.	Brazil
157	Tin	Fenix Metals	Poland
158	Tin	Gejiu Kai Meng Industry and Trade LLC	China
159	Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	China
160	Tin	Gejiu Zi-Li	China
161	Tin	Huichang Jinshunda Tin Co. Ltd	China
162	Tin	Linwu Xianggui Smelter Co	China
163	Tin	Magnu's Minerais Metais e Ligas LTDA	Brazil
164	Tin	Malaysia Smelting Corporation	Malaysia
165	Tin	Melt Metais e Ligas S/A	Brazil
166	Tin	Metallo Chimique	Belgium
167	Tin	Mineração Taboca S.A.	Brazil
168	Tin	Minsur	Peru
169	Tin	Mitsubishi Materials Corporation	Japan
170	Tin	Novosibirsk Integrated Tin Works	Russia
171	Tin	O.M. Manufacturing Co., Ltd.	Thailand
172	Tin	O.M. Manufacturing Philippines, Inc.	Philippines
173	Tin	OMSA	Bolivia
174	Tin	PT Alam Lestari Kencana	Indonesia
175	Tin	PT Artha Cipta Langgeng	Indonesia
176	Tin	PT ATD Makmur Mandiri Jaya	Indonesia
177	Tin	PT Babel Inti Perkasa	Indonesia
178	Tin	PT Babel Surya Alam Lestari	Indonesia
179	Tin	PT Bangka Kudai Tin	Indonesia
180	Tin	PT Bangka Putra Karya	Indonesia
181	Tin	PT Bangka Timah Utama Sejahtera	Indonesia
182	Tin	PT Bangka Tin Industry	Indonesia
183	Tin	PT Belitung Industri Sejahtera	Indonesia
184	Tin	PT BilliTin Makmur Lestari	Indonesia
185	Tin	PT Bukit Timah	Indonesia
186	Tin	PT DS Jaya Abadi	Indonesia
187	Tin	PT Eunindo Usaha Mandiri	Indonesia
188	Tin	PT Fang Di MulTindo	Indonesia
189	Tin	PT HANJAYA PERKASA METALS	Indonesia
190	Tin	PT HP Metals Indonesia	Indonesia
191	Tin	PT Inti Stania Prima	Indonesia
192	Tin	PT Karimun Mining	Indonesia
193	Tin	PT Koba Tin	Indonesia
194	Tin	PT Mitra Stania Prima	Indonesia
195	Tin	PT Panca Mega Persada	Indonesia
196	Tin	PT Pelat Timah Nusantara Tbk	Indonesia
197	Tin	PT Prima Timah Utama	Indonesia
198	Tin	PT REFINED BANGKA TIN	Indonesia
199	Tin	PT Sariwiguna Binasentosa	Indonesia
200	Tin	PT Seirama Tin investment	Indonesia

	Mineral	Smelter Name	Smelter Country
201	Tin	PT Stanindo Inti Perkasa	Indonesia
202	Tin	PT Sumber Jaya Indah	Indonesia
203	Tin	PT Supra Sukses Trinusa	Indonesia
204	Tin	PT Tambang Timah	Indonesia
205	Tin	PT Timah , Tbk	Indonesia
206	Tin	PT Tinindo Inter Nusa	Indonesia
207	Tin	PT Tommy Utama	Indonesia
208	Tin	PT Yinchendo Mining Industry	Indonesia
209	Tin	Rui Da Hung	Taiwan
210	Tin	Soft Metais, Ltda.	Brazil
211	Tin	Thaisarco	Thailand
212	Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
213	Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
214	Tin	Yunnan Tin Company, Ltd.	China
215	Tungsten	A.L.M.T. Corp.	Japan
216	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
217	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
218	Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
219	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
220	Tungsten	Ganxian Shirui New Material Co., Ltd.	China
221	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
222	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
223	Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
224	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
225	Tungsten	Global Tungsten & Powders Corp.	United States of America
226	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
227	Tungsten	H.C. Starck GmbH	Germany
228	Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
229	Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China
230	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
231	Tungsten	Japan New Metals Co., Ltd.	Japan
232	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
233	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
234	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
235	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
236	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
237	Tungsten	Kennametal Fallon	United States of America
238	Tungsten	Kennametal Huntsville	United States of America
239	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
240	Tungsten	Tejing Tungsten Co., Ltd.	Vietnam
241	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Vietnam
242	Tungsten	Wolfram Bergbau und Hütten AG	Austria
243	Tungsten	Wolfram Company CJSC	Russia
244	Tungsten	Xiamen Tungsten Co., Ltd.	China
245	Tungsten	Xiamen Tungsten Co., Ltd.	China
246	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

Appendix II

Countries of origin of Conflict Minerals are believed to include:
Angola	Germany	Portugal
Argentina	Guyana	Republic of Congo
Australia	Hungary	Russia
Austria	India	Rwanda
Belgium	Indonesia	Sierra Leone
Bolivia	Ireland	Singapore
Brazil	Israel	Slovakia
Burundi	Japan	South Africa
Canada	Kazakhstan	South Korea
Central African Republic	Kenya	South Sudan
Chile	Laos	Spain
China	Luxembourg	Suriname
Colombia	Madagascar	Switzerland
Cote D'Ivoire	Malaysia	Taiwan
Czech Republic	Mongolia	Tanzania
Dijibouti	Mozambique	Uganda
Democratic Republic of the Congo	Myanmar	United Kingdom
Egypt	Namibia	United States of America
Estonia	Netherlands	Vietnam
Ethiopia	Nigeria	Zambia
France	Peru	Zimbabwe